Exhibit (g)(1)(xxi)

AMENDMENT NO. 20

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 20, dated as of July 12, 2011 (“Amendment No. 20”), to the Amended and Restated Global Custody Agreement, dated as of February 1, 2002, as amended (“Agreement”), by and between EQ Advisors Trust (“Trust”) and JPMorgan Chase Bank, N.A. (“Bank”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

The Trust and Bank hereby agree to modify and amend the Agreement as follows:

1.	Section 4.1 is hereby amended by adding the following new subsections (c) and (d):

(c)	Liabilities for which a security interest, lien or set-off right is granted to Bank or applies under the foregoing subsection (a) or (b) include overdrafts, advances or other credits of cash incurred through, or arising under, any omnibus demand deposit or clearing account used to process transactions for Customer and attributable to Customer, including but not limited to purchase and redemption of units or shares of Customer, whether or not the account is in the name of Customer or another entity affiliated with Customer.

(d)	Customer will ensure that its transfer agent or record-keeper (as the case may be) provides to Bank, promptly upon request: (A) information as to the amount of cash attributable to Customer in any such omnibus demand deposit or clearing account, (B) information regarding the transactions of Customer that are processed through the omnibus demand deposit or clearing account, and (C) records to identify and support any obligations, overdrafts, advances or other credits of cash. Customer will be responsible for any liabilities resulting from a failure or delay of the transfer agent or record-keeper (as the case may be) to provide accurate and timely the foregoing information to Bank.

2.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 20 as of the date first above set forth.

EQ ADVISORS TRUST		JPMORGAN CHASE BANK, N.A.

By:	/s/ Brian Walsh	By:	/s/ John K. Breitweg
Name:	Brian Walsh	Name:	John K. Breitweg
Title:	Chief Financial Officer and Treasurer	Title:	Managing Director

SCHEDULE C

AMENDMENT NO. 20

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

All Asset Allocation Portfolio	EQ/Franklin Templeton Allocation Portfolio
ATM Core Bond Portfolio	EQ/Global Bond PLUS Portfolio
ATM Government Bond Portfolio	EQ/Global Multi-Sector Equity Portfolio
ATM International Portfolio	EQ/Intermediate Government Bond Index Portfolio
ATM Large Cap Portfolio	EQ/International Core PLUS Portfolio
ATM Mid Cap Portfolio	EQ/International ETF Portfolio
ATM Small Cap Portfolio	EQ/International Equity Index Portfolio
AXA Balanced Strategy Portfolio	EQ/International Value PLUS Portfolio
AXA Conservative Growth Strategy Portfolio	EQ/JPMorgan Value Opportunities Portfolio
AXA Conservative Strategy Portfolio	EQ/Large Cap Core PLUS Portfolio
AXA Growth Strategy Portfolio	EQ/Large Cap Growth Index Portfolio
AXA Moderate Growth Strategy Portfolio	EQ/Large Cap Growth PLUS Portfolio
AXA Tactical Manager 2000 Portfolio	EQ/Large Cap Value Index Portfolio
AXA Tactical Manager 400 Portfolio	EQ/Large Cap Value PLUS Portfolio
AXA Tactical Manager 500 Portfolio	EQ/Lord Abbett Large Cap Core Portfolio
AXA Tactical Manager International Portfolio	EQ/MFS International Growth Portfolio
AXA Ultra Conservative Strategy Portfolio	EQ/Mid Cap Index Portfolio
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio	EQ/Mid Cap Value PLUS Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio	EQ/Money Market Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio	EQ/Montag & Caldwell Growth Portfolio
EQ/BlackRock Basic Value Equity Portfolio	EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/Boston Advisors Equity Income Portfolio	EQ/Mutual Large Cap Equity Portfolio
EQ/Calvert Socially Responsible Portfolio	EQ/Oppenheimer Global Portfolio
EQ/Capital Guardian Research Portfolio	EQ/PIMCO Ultra Short Bond Portfolio
EQ/Common Stock Index Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Core Bond Index	EQ/Small Company Index Portfolio
EQ/Davis New York Venture Portfolio	EQ/T. Rowe Price Growth Stock Portfolio
EQ/Equity 500 Index Portfolio	EQ/Templeton Global Equity Portfolio
EQ/Equity Growth PLUS Portfolio	EQ/UBS Growth and Income Portfolio
EQ/Franklin Core Balanced Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/GAMCO Mergers and Acquisitions Portfolio	EQ/Wells Fargo Omega Growth Portfolio
EQ/GAMCO Small Company Value Portfolio